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                                                                      EXHIBIT 23


                      CONSENT OF CHARTERED ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-65859) and the Registration Statements on Form S-8 (Nos. 333-56499, 333-53699, 333-66641, 333-42291 and 333-42285) of Miami Computer Supply Corporation of our report dated January 29, 1999 relating to the financial statements of certain assets and certain liabilities of the computer supply business of Axidata, Inc., which appears in the Current Report on Form 8-K/A of Miami Computer Supply Corporation dated February 24, 1999.



PRICEWATERHOUSECOOPERS LLP
Toronto, Ontario
February 24, 1999